Exhibit 4.4

Form of Notes due 2007

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 053611 AD 1	Principal Amount: $150,000,000
No. R-1

AVERY DENNISON CORPORATION

Notes due 2007

Avery Dennison Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION Dollars on August 10, 2007, and to pay interest thereon from August 10, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, on February 10, May 10, August 10 and November 10 in each year, commencing November 10, 2004, at the rate of three-month LIBOR plus 0.23%, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 26, April 25, July 26 and October 26 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Note shall be calculated on the basis of the actual number of days in an interest period and a 360-day year. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid, up to but excluding the next scheduled Interest Payment Date. Interest on the Notes shall be payable in arrears on the next scheduled Interest Payment Date and on the date the Notes mature. If interest is payable on, or if the date of maturity is, a date that is not a Business Day, that interest payment, or the payment of principal, as applicable, shall be paid on the next succeeding Business Day and no interest shall accrue on that payment during the period between the Interest Payment Date and the next succeeding Business Day.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office, which as of this date is 560 Mission Street, 13th Floor, San Francisco, California 94105, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, so long as the Holder of this

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Note is the Depositary or its nominee, payment of the principal of (and premium, if any) and interest on this Note will be made by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated as of Date of Authentication:

AVERY DENNISON CORPORATION

By
Daniel R. O’Bryant Chief Financial Officer and Senior Vice President, Finance

By
Karyn E. Rodriquez Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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REVERSE SIDE OF NOTE

This Note is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 3, 2001, between the Corporation and J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Bank and Trust Company, National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by that First Supplemental Indenture, dated August 9, 2004, between the Corporation and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Securities of this series are subject to redemption upon not less than 30 Business Days’ nor more than 60 Business Days’ prior written notice by mail, at any time on or after August 10, 2005, as a whole or in part, at the election of the Corporation, for an amount equal to 100% of the principal amount of the Security being redeemed on the Redemption Date plus accrued and unpaid interest on the Security to but excluding the Redemption Date, however interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

Except for a default in the payment of the Redemption Price and accrued interest, on and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class).

The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

The Indenture and the Securities issued thereby shall be governed by and construed in accordance with the laws of the State of New York.